Exhibit 99.1

Charles River Laboratories Announces Third-Quarter 2018 Results

– Third-Quarter Revenue of $585.3 Million –

– Third-Quarter GAAP Earnings per Share of $1.22 and Non-GAAP Earnings per Share of $1.53 –

– Updates 2018 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--November 7, 2018--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the third quarter of 2018. For the quarter, revenue was $585.3 million, an increase of 26.1% from $464.2 million in the third quarter of 2017. Revenue growth was driven by all three business segments, particularly the Discovery and Safety Assessment segment.

Acquisitions, which included MPI Research, KWS BioTest, and Brains On-Line, contributed 16.0% to consolidated third-quarter revenue growth. The impact of foreign currency translation reduced reported revenue growth by 0.6%. Excluding the effect of these items, organic revenue growth was 10.7%.

On a GAAP basis, third-quarter net income from continuing operations attributable to common shareholders was $60.4 million, an increase of 15.0% from net income of $52.5 million for the same period in 2017. Third-quarter diluted earnings per share on a GAAP basis were $1.22, an increase of 11.9% from $1.09 for the third quarter of 2017.

On a non-GAAP basis, net income from continuing operations was $75.4 million for the third quarter of 2018, an increase of 19.8% from $62.9 million for the same period in 2017. Third-quarter diluted earnings per share on a non-GAAP basis were $1.53, an increase of 17.7% from $1.30 per share for the third quarter of 2017.

The GAAP and non-GAAP net income and earnings per share increases were driven primarily by higher revenue and operating income, including the contribution from the MPI acquisition, and a lower tax rate, partially offset by higher interest expense. In addition, the increases in GAAP net income and earnings per share were partially offset by higher amortization of intangible assets, primarily related to the acquisition of MPI Research. The gains on the Company’s venture capital investments were $0.08 per share in the third quarter of 2018, compared to gains of $0.07 for the same period in 2017.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We are very pleased with our third-quarter 2018 results, which demonstrate that clients continue to choose to partner with Charles River for our scientific expertise and customized solutions. We have differentiated Charles River from other early-stage CROs by continuing to invest in our portfolio, our people, and our infrastructure, which has positioned Charles River extremely well to support our clients’ increasingly complex research needs. The success of our strategy, coupled with our belief that client demand has accelerated during the second half of the year, is validated by our robust third-quarter performance and supports our increased revenue growth and updated earnings per share guidance for the year.”

Third-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $126.8 million in the third quarter of 2018, an increase of 3.9% from $122.0 million in the third quarter of 2017. Organic revenue growth was 4.5%, driven primarily by higher revenue for research model services, as well as increased demand for research models in China.

In the third quarter of 2018, the RMS segment’s GAAP operating margin increased to 25.3% from 25.1% in the third quarter of 2017. On a non-GAAP basis, the operating margin increased to 25.9% from 25.5% in the third quarter of 2017. The GAAP and non-GAAP operating margin increases were driven primarily by operating leverage from higher revenue for research model services.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $352.3 million in the third quarter of 2018, an increase of 42.6% from $246.9 million in the third quarter of 2017. Acquisitions contributed 30.0% to DSA revenue growth, due primarily to the revenue contribution from MPI Research. Organic revenue growth of 13.1% was driven by both the Safety Assessment and Discovery Services businesses. By client segment, the DSA revenue increase was driven by robust demand from both biotechnology and global biopharmaceutical clients.

In the third quarter of 2018, the DSA segment’s GAAP operating margin decreased to 17.9% from 18.8% in the third quarter of 2017. The GAAP operating margin decline was driven primarily by amortization of intangible assets related to the acquisition of MPI Research. On a non-GAAP basis, the operating margin increased to 22.6% from 22.3% in the third quarter of 2017. The non-GAAP operating margin increase was driven primarily by operating leverage from higher revenue in the Discovery Services business.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $106.2 million in the third quarter of 2018, an increase of 11.5% from $95.3 million in the third quarter of 2017. Organic revenue growth was 12.5%, driven primarily by robust demand in the Microbial Solutions and Biologics Testing Solutions businesses.

In the third quarter of 2018, the Manufacturing segment’s GAAP operating margin decreased to 31.3% from 33.5% in the third quarter of 2017. On a non-GAAP basis, the operating margin decreased to 33.4% from 36.5% in the third quarter of 2017. The GAAP and non-GAAP operating margin declines were driven primarily by costs associated with capacity expansions, principally in the Biologics Testing Solutions business.

Updates 2018 Guidance

The Company is updating its 2018 financial guidance, which was previously provided on August 8, 2018.

The Company is increasing its guidance for both reported and organic revenue growth. The updated revenue guidance is driven primarily by robust revenue growth in the third quarter, and the belief that the strong demand trends will continue for the balance of the year. Foreign exchange is now expected to contribute approximately 1.5% to reported revenue growth, compared to the Company’s prior outlook of an approximate 2% benefit.

The Company is updating its guidance for GAAP and non-GAAP earnings per share. The Company is increasing its GAAP earnings per share guidance, driven primarily by the refinement of its estimate for amortization of intangible assets related to the MPI acquisition and adjustments related to the tax impact of U.S. tax reform and the CDMO divestiture. The non-GAAP earnings per share guidance is being narrowed within the prior range, primarily to reflect the Company’s strong third-quarter operating performance offset by anticipated losses from venture capital investments in the fourth quarter of 2018. The Company estimates that third-quarter venture capital investment gains of $0.08 are expected to be offset by anticipated losses of approximately $0.10 in the fourth quarter based on current market conditions.

The Company’s revenue and earnings per share guidance is as follows:

2018 GUIDANCE (from continuing operations)	REVISED	PRIOR
Revenue growth, reported	21% - 22%	19% - 21%
Less: Contribution from acquisitions (1)	(11% - 12%)	(10% - 11%)
Less: Favorable impact of foreign exchange	(~1.5%)	(~2%)
Revenue growth, organic (2)	8.0% - 8.5%	7% - 8%
GAAP EPS estimate	$4.44 - $4.54	$4.30-$4.45
Amortization of intangible assets (3)	$0.98	$1.00-$1.10
Charges related to global efficiency initiatives (4)	$0.11	$0.05
Acquisition-related adjustments (5)	$0.42	$0.44
Tax impact of U.S. tax reform (6) and CDMO divestiture	($0.08)	--
Non-GAAP EPS estimate	$5.87 - $5.97	$5.85 - $6.00

Footnotes to Guidance Table:

(1) The contribution from acquisitions reflects only those acquisitions which have been completed.

(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, the divestiture of the CDMO business, and foreign currency translation. Divestiture of the CDMO business did not have a material impact on the revenue growth rate in 2018.

(3) Amortization of intangible assets includes an estimate of approximately $0.40 for the impact of the MPI Research acquisition based on the preliminary purchase price allocation.

(4) These charges, which primarily include severance, executive transition costs, and other costs, relate primarily to the Company’s planned efficiency initiatives. Other projects in support of global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.

(5) These adjustments are related to the evaluation and integration of acquisitions, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives, and the write-off of deferred financing costs and fees related to debt financing.

(6) This adjustment is related to the refinement of one-time charges associated with the enactment of U.S. Tax Reform related to the transition tax on unrepatriated earnings (also known as the toll tax), and the revaluation of U.S. federal net deferred tax liabilities.

Webcast

Charles River has scheduled a live webcast on Wednesday, November 7, at 8:30 a.m. EST to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Jefferies London Healthcare Conference

Charles River will present at the Jefferies 2018 London Healthcare Conference in London, England, on Thursday, November 15, at 9:20 a.m. GMT (4:20 a.m. EST). Management will provide an overview of Charles River’s strategic focus and business developments.

A live webcast of the presentation will be available through a link posted on the Investor Relations section of the Company’s website at ir.criver.com. A webcast replay will be accessible through the same website shortly after the presentation and will remain available for approximately two weeks.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, and other charges related to our acquisitions; bargain gains associated with our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; gain on and tax effect of the divestiture of the CDMO business; the write-off of deferred financing costs and fees related to debt financing; and costs related to a U.S. government billing adjustment and related expenses. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “constant currency,” which we define as reported revenue growth adjusted for the impact of foreign currency translation, and “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, and divestitures. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding the projected future financial performance of Charles River and our specific businesses, including revenue (on both a reported, constant-currency, and organic growth basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our life science venture capital investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; our expected operational synergies with MPI; the development and performance of our services and products; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings; the impact of U.S. tax reform enacted in the fourth quarter of 2017; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures, such as our Maryland research model production site); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 13, 2018, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)(1)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017

Total revenue	$585,295	$464,232	$1,664,566	$1,379,124
Cost of revenue (excluding amortization of intangible assets)	369,095	287,385	1,050,916	845,600
Selling, general and administrative	113,033	92,428	336,936	277,157
Amortization of intangible assets	18,805	10,357	47,813	30,913
Operating income	84,362	74,062	228,901	225,454
Interest income	230	134	694	497
Interest expense	(17,197)	(7,667)	(47,031)	(22,053)
Other income, net	5,910	6,410	24,069	24,004
Income from continuing operations, before income taxes	73,305	72,939	206,633	227,902
Provision for income taxes	12,403	19,945	39,613	73,272
Income from continuing operations, net of income taxes	60,902	52,994	167,020	154,630
Income (loss) from discontinued operations, net of income taxes	—	(39)	1,506	(114)
Net income	60,902	52,955	168,526	154,516
Less: Net income attributable to noncontrolling interests	534	481	1,818	1,312
Net income attributable to common shareholders	$60,368	$52,474	$166,708	$153,204

Earnings per common share
Basic:
Continuing operations attributable to common shareholders	$1.25	$1.11	$3.43	$3.23
Discontinued operations	$—	$—	$0.03	$—
Net income attributable to common shareholders	$1.25	$1.11	$3.47	$3.22
Diluted:
Continuing operations attributable to common shareholders	$1.22	$1.09	$3.36	$3.17
Discontinued operations	$—	$—	$0.03	$—
Net income attributable to common shareholders	$1.22	$1.08	$3.39	$3.16

Weighted average number of common shares outstanding
Basic	48,310	47,451	48,098	47,530
Diluted	49,326	48,390	49,118	48,440

(1)	Effective in the first quarter of 2018, the Company adopted new accounting standard ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” Prior-year income statement amounts were recast to reflect the retrospective adoption of the new pension accounting standard.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 29, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$138,866	$163,794
Trade receivables, net	487,339	430,016
Inventories	125,500	114,956
Prepaid assets	43,764	36,544
Other current assets	42,697	81,315
Total current assets	838,166	826,625
Property, plant and equipment, net	896,901	781,973
Goodwill	1,252,700	804,906
Client relationships, net	545,799	301,891
Other intangible assets, net	83,934	67,871
Deferred tax assets	24,562	22,654
Other assets	154,595	124,002
Total assets	$3,796,657	$2,929,922

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Current portion of long-term debt and capital leases	$31,651	$30,998
Accounts payable	77,736	77,838
Accrued compensation	112,731	101,044
Deferred revenue	140,760	117,569
Accrued liabilities	109,810	89,780
Other current liabilities	66,911	44,460
Current liabilities of discontinued operations	—	1,815
Total current liabilities	539,599	463,504
Long-term debt, net and capital leases	1,652,733	1,114,105
Deferred tax liabilities	145,331	89,540
Other long-term liabilities	184,954	194,815
Long-term liabilities of discontinued operations	—	3,942
Total liabilities	2,522,617	1,865,906
Redeemable noncontrolling interest	17,331	16,609
Total equity attributable to common shareholders	1,253,106	1,045,080
Noncontrolling interest	3,603	2,327
Total liabilities, redeemable noncontrolling interest and equity	$3,796,657	$2,929,922

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)(2)
(in thousands, except percentages)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Research Models and Services
Revenue	$126,811	$122,020	$391,195	$373,183
Operating income	32,121	30,665	104,893	101,949
Operating income as a % of revenue	25.3%	25.1%	26.8%	27.3%
Add back:
Amortization related to acquisitions	385	433	1,202	1,238
Severance	65	—	808	—
Government billing adjustment and related expenses	—	—	—	150
Site consolidation costs, impairments and other items	238	—	822	—
Total non-GAAP adjustments to operating income	$688	$433	$2,832	$1,388
Operating income, excluding non-GAAP adjustments	$32,809	$31,098	$107,725	$103,337
Non-GAAP operating income as a % of revenue	25.9%	25.5%	27.5%	27.7%

Depreciation and amortization	$4,811	$5,272	$14,565	$15,309
Capital expenditures	$8,166	$6,762	$18,105	$13,769

Discovery and Safety Assessment
Revenue	$352,257	$246,946	$958,665	$726,796
Operating income	62,909	46,324	160,391	135,994
Operating income as a % of revenue	17.9%	18.8%	16.7%	18.7%
Add back:
Amortization related to acquisitions	16,204	7,602	39,796	22,107
Severance	30	84	973	356
Acquisition related adjustments (3)	269	776	1,466	2,303
Site consolidation costs, impairments and other items	26	276	(117)	835
Total non-GAAP adjustments to operating income	$16,529	$8,738	$42,118	$25,601
Operating income, excluding non-GAAP adjustments	$79,438	$55,062	$202,509	$161,595
Non-GAAP operating income as a % of revenue	22.6%	22.3%	21.1%	22.2%

Depreciation and amortization	$31,433	$20,333	$83,262	$58,667
Capital expenditures	$10,800	$10,127	$34,496	$25,552

Manufacturing Support
Revenue	$106,227	$95,266	$314,706	$279,145
Operating income	33,266	31,920	95,904	87,563
Operating income as a % of revenue	31.3%	33.5%	30.5%	31.4%
Add back:
Amortization related to acquisitions	2,217	2,322	6,816	7,568
Severance	—	552	870	1,620
Acquisition related adjustments (3)	(15)	—	—	26
Site consolidation costs, impairments and other items	—	—	159	—
Total non-GAAP adjustments to operating income	$2,202	$2,874	$7,845	$9,214
Operating income, excluding non-GAAP adjustments	$35,468	$34,794	$103,749	$96,777
Non-GAAP operating income as a % of revenue	33.4%	36.5%	33.0%	34.7%

Depreciation and amortization	$5,709	$5,572	$17,313	$17,321
Capital expenditures	$2,709	$2,879	$12,731	$7,111

Unallocated Corporate Overhead	$(43,934)	$(34,847)	$(132,287)	$(100,052)
Add back:
Severance and executive transition costs	4,619	—	5,278	—
Acquisition related adjustments (3)	1,801	1,326	15,698	2,539
Total non-GAAP adjustments to operating expense	$6,420	$1,326	$20,976	$2,539
Unallocated corporate overhead, excluding non-GAAP adjustments	$(37,514)	$(33,521)	$(111,311)	$(97,513)

Total
Revenue	$585,295	$464,232	$1,664,566	$1,379,124
Operating income	$84,362	$74,062	$228,901	$225,454
Operating income as a % of revenue	14.4%	16.0%	13.8%	16.3%
Add back:
Amortization related to acquisitions	18,806	10,357	47,814	30,913
Severance and executive transition costs	4,714	636	7,929	1,976
Acquisition related adjustments (3)	2,055	2,102	17,164	4,868
Government billing adjustment and related expenses	—	—	—	150
Site consolidation costs, impairments and other items	264	276	864	835
Total non-GAAP adjustments to operating income	$25,839	$13,371	$73,771	$38,742
Operating income, excluding non-GAAP adjustments	$110,201	$87,433	$302,672	$264,196
Non-GAAP operating income as a % of revenue	18.8%	18.8%	18.2%	19.2%

Depreciation and amortization	$43,592	$33,465	$120,198	$97,675
Capital expenditures	$22,439	$22,011	$71,378	$53,928

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	Effective in the first quarter of 2018, the Company adopted new accounting standard ASU 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.” Prior-year income statement amounts were recast to reflect the retrospective adoption of the new pension accounting standard.

(3)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4 RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1) (in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017

Net income attributable to common shareholders	$60,368	$52,474	$166,708	$153,204
Less: Income (loss) from discontinued operations, net of income taxes	—	(39)	1,506	(114)
Net income from continuing operations attributable to common shareholders	60,368	52,513	165,202	153,318
Add back:
Non-GAAP adjustments to operating income (Refer to Schedule 3)	25,839	13,371	73,771	38,742
Write-off of deferred financing costs and fees related to debt refinancing	—	—	5,060	—
Gain on divestiture of CDMO business	—	—	—	(10,577)
Tax effect of non-GAAP adjustments:
Tax effect from U.S. Tax Reform (2)	(2,800)	—	(2,800)	—
Tax effect from divestiture of CDMO business	(1,000)	—	(1,000)	18,005
Tax effect of the remaining non-GAAP adjustments	(7,047)	(3,003)	(18,039)	(11,702)
Net income from continuing operations attributable to common shareholders, excluding non-GAAP adjustments	$75,360	$62,881	$222,194	$187,786

Weighted average shares outstanding - Basic	48,310	47,451	48,098	47,530
Effect of dilutive securities:
Stock options, restricted stock units, performance share units and restricted stock	1,016	939	1,020	910
Weighted average shares outstanding - Diluted	49,326	48,390	49,118	48,440

Earnings per share from continuing operations attributable to common shareholders
Basic	$1.25	$1.11	$3.43	$3.23
Diluted	$1.22	$1.09	$3.36	$3.17

Basic, excluding non-GAAP adjustments	$1.56	$1.33	$4.62	$3.95
Diluted, excluding non-GAAP adjustments	$1.53	$1.30	$4.52	$3.88

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	This adjustment is related to the refinement of one-time charges associated with the enactment of U.S. Tax Reform related to the transition tax on unrepatriated earnings (also known as the toll tax), and the revaluation of U.S. federal net deferred tax liabilities.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

For the three months ended September 29, 2018	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	26.1%	3.9%	42.6%	11.5%
Decrease due to foreign exchange	0.6%	0.6%	0.5%	1.1%
Contribution from acquisitions (2)	(16.0)%	—%	(30.0)%	(0.1)%
Non-GAAP revenue growth, organic (4)	10.7%	4.5%	13.1%	12.5%

For the nine months ended September 29, 2018	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	20.7%	4.8%	31.9%	12.7%
Increase due to foreign exchange	(2.2)%	(2.6)%	(1.8)%	(2.7)%
Contribution from acquisitions (2)	(10.8)%	—%	(20.5)%	—%
Impact of CDMO divestiture (3)	0.1%	—%	—%	0.7%
Non-GAAP revenue growth, organic (4)	7.8%	2.2%	9.6%	10.7%

(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The contribution from acquisitions reflects only completed acquisitions. Manufacturing Support includes an immaterial acquisition of an Australian Microbial Solutions business.

(3)	The CDMO business, which was acquired as part of WIL Research on April 4, 2016, was divested on February 10, 2017. This adjustment represents the revenue from the CDMO business.

(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, the divestiture of the CDMO business, and foreign exchange.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended
	September 29, 2018	September 30, 2017

Cash flows relating to operating activities	$301,167	$193,838
Cash flows relating to investing activities	(884,047)	(39,759)
Cash flows relating to financing activities	557,496	(155,466)
Cash flows used in discontinued operations	(3,735)	(1,489)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	4,664	9,135
Net change in cash, cash equivalents, and restricted cash	(24,455)	6,259
Cash, cash equivalents, and restricted cash, beginning of period	166,331	119,894
Cash, cash equivalents, and restricted cash, end of period	$141,876	$126,153

CONTACT:
Charles River Laboratories International, Inc.
Investor Contacts:
Todd Spencer, 781-222-6455
Corporate Vice President, Investor Relations
todd.spencer@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Corporate Vice President, Public Relations
amy.cianciaruso@crl.com